                                                                      EXHIBIT 23

                     [DEGOLYER AND MACNAUGHTON LETTERHEAD]






                                 March 21, 2000


Sabine Royalty Trust
Bank of America, N.A.
Bank of America Plaza - 17th Floor
901 Main Street
Dallas, Texas 75202

Gentlemen:

         We hereby consent to the inclusion of our letter report dated March 3, 2000, concerning the reserves and revenue, as of January 1, 2000, of certain royalty interests owned by Sabine Royalty Trust in the Annual Report on Form 10-K for the year ended December 31, 1999, of the Sabine Royalty Trust to be filed with the Securities and Exchange Commission. We also consent to the references to our firm under "Properties -- Reserves" in Item 2 and under "Supplemental Oil and Gas Information (Unaudited)-- Reserve Quantities" in Item 8 of the Form 10-K.




                                                    Very truly yours,

                                                    /s/ DEGOLYER AND MACNAUGHTON
                                                        Degolyer and MacNaughton